                          [FORM OF SENIOR REGISTERED NOTE]

         If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Global Security and the following legend is applicable. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING
         AFFILIATE OF THE CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         REGISTERED

         NUMBER R______                                       $_______________
                                                              CUSIP 638585 ___

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                       AND ADDITIONAL PROVISIONS


                                  NATIONSBANK CORPORATION

                            ______% SENIOR NOTE, DUE ____

           NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________________________________
      ______________________________________________________________________,
      or registered assigns, the principal sum of _________________________ DOLLARS(1) on _____________________, 19___,(2) and to pay interest on said  principal sum, semi-annually (3)


                     1      This  form provides for Notes denominated
            in, and principal and interest  payable  in,  United  States
            dollars.    The  form, as used, may be modified  to
            provide, alternatively, for Notes denominated in, and principal and interest and other amounts, if any,
            payable in a foreign currency or currency   unit,  with  the
            specific terms and provisions, including any limitations on the issuance of Notes in such currency, additional provisions regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.


                     2    This form provides for Notes that will mature
            only on a specified date.  If the maturity

                                                             (continued...)

     in arrears on ____________________ and ___________________ of each year, at the rate of ___% per annum(4), from the ____________ or ____________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from ________________________, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the [last] [fifteenth] day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Corporation shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from __________________. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in __________________ or such other places that the Corporation shall designate as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the Security Register of the Corporation relating to the Notes. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture. (5)


      2 (...continued)
            of Notes of a series may be renewed at the option of the holder, or extended at the option of the Corporation, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.

                    3   This form provides for semi-annual interest
            payments. The form, as used, may be modified to provide, alternatively, for annual, quarterly or other periodic interest payments.

                    4  This form provides for interest at a fixed rate.
            The form, as used, may be modified to provide, alternatively, for interest at a variable rate or rates, with the method of determining such rate set forth therein.

                    5    This form does not contemplate the offer of
            Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the form of Note, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.


           Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.


           IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

                                             NATIONSBANK CORPORATION
      Attest:
                                             By:
      Secretary                                  [Title:                     ]


      [CORPORATE SEAL]



      Dated

                            CERTIFICATE OF AUTHENTICATION

           This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             BANKAMERICA NATIONAL TRUST
                                             COMPANY, as Trustee,


                                             [By:                            ,
                                                 as Authenticating Agent]


                                             By:
                                                 Authorized Signatory

                               [Reverse Side of Note]

                               NATIONSBANK CORPORATION
                         ______% SENIOR NOTE, DUE __________

           This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture") between the Corporation and BankAmerica National Trust Company (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's _____% Senior Notes, due __________ (herein called the "Notes"), limited in aggregate principal amount to $__________. [NationsBank of Georgia, National Association] initially has been appointed Security Registrar, Authenticating and Paying Agent in connection with the Notes.

           [Except as otherwise provided herein,] the Notes of this series are not subject to redemption at the option of the Corporation or repayment at the option of the holder prior to maturity.(6)

           [The provisions of Article Fourteen of the Indenture do not apply to Securities of this series.]

           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           The Notes are issuable only as registered Notes without coupons in the denominations of $______ and any integral multiple in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

                 6   This form provides for Notes that are not subject
            to redemption at the option of the Corporation or repayment at the option of the holder. The form, as used, may be modified to provide, alternatively, for redemption at the option of the Corporation or repayment at the option of the holder, with the terms and conditions of such redemption or repayment, as the case may be, including provisions regarding sinking funds, if applicable, redemption prices and notice periods, set forth therein.

           If any interest payment data or maturity date for a Note falls on a day that is not a Business Day, the interest payment date or maturity date will be the following day that is a Business Day and the payment of interest or principal will be made on such next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period from and after such interest payment date or maturity date.

           No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

           If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) any Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

           No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

           The Notes of this series shall be dated the date of their authentication.

           All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           NOTES ISSUED AND OUTSTANDING PURSUANT TO A BOOK-ENTRY SYSTEM SHALL BE DEEMED TO CONTAIN THE FOLLOWING PARAGRAPH: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered Owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

                                     __________

           The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM   --     as tenants in common
      TEN ENT   --     as tenants by the entireties
      JT TEN    --     as joint tenants with right of survivorship and not as
                       tenants in common

      UNIF GIFT MIN ACT --  _________ Custodian _________
                            (Cust)             (Minor)
                            under Uniform Gifts to Minors
                            Act __________ (State)

       Additional abbreviations may also be used though not in the above list.

                                     __________

       FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR
       OTHER IDENTIFYING NUMBER OF ASSIGNEE


      _______________________________________________________________________
        (Name and Address of Assignee, including zip code, must be printed or typewritten.)


      ____________________________________________________________ the within
      Note, and all rights thereunder, hereby irrevocably constituting and appointing


      _____________________________________________________________ Attorney
      to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

      Dated: ____________




                                           __________________________________

           NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.